STAR Fund
NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposal:

o ELECT TRUSTEES FOR THE FUND.* The individuals listed in the table below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

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            TRUSTEE                    FOR           WITHHELD     PERCENTAGE FOR
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John J. Brennan                  14,890,605,500    210,628,324         98.6%
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Charles D. Ellis                 14,884,597,360    216,636,465         98.6
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Rajiv L. Gupta                   14,860,083,637    241,150,188         98.4
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JoAnn Heffernan Heisen           14,880,145,951    221,087,874         98.5
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Burton G. Malkiel                14,854,652,159    246,581,665         98.4
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Alfred M. Rankin, Jr.            14,888,363,273    212,870,551         98.6
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J. Lawrence Wilson               14,863,134,431    238,099,393         98.4
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*Results are for all funds within the same trust.